EXHIBIT 99(a)(1)


                              OFFICER'S CERTIFICATE
                         ANNUAL STATEMENT OF COMPLIANCE

                       Citicorp Mortgage Securities, Inc.
                         REMIC Pass-Through Certificates
                              Per The Attached List




      I, Patsy M. Barker, Vice President of Citicorp Mortgage, Inc. ("CMI"), pursuant to the Subservicing Agreements (the "Subservicing Agreements") under which Citicorp Mortgage Securities, Inc. has delegated duties required to be performed by it under the Pooling and Servicing Agreements (the "Pooling Agreements") relating to the above-referenced Certificates to CMI, hereby certify that:


               (A) A review of the activities of CMI during the preceding calendar year and of its performance as subservicer under the Subservicing Agreements and Pooling Agreements has been made under my supervision; and

               (B) To the best of my knowledge, based on such review, CMI has fulfilled all of its obligations as subservicer under the Subservicing Agreements and Pooling Agreements throughout the preceding calendar year.


      IN WITNESS WHEREOF, I have executed this Certificate as of March 31, 1999.



                                               By:/s/ Patsy M. Barker
                                                  -------------------
                                               Name:  Patsy M. Barker
                                               Title: Vice President



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                       CITICORP MORTGAGE SECURITIES, INC.
                            (Bank of New York deals)

Series            1992-20, 1992-20FX AND 1992-20HK
                  1993-2
                  1993-4
                  1993-6, 1993-6FX AND 1993-6HK
                  1993-8, 1993-8FX AND 1993-8HK
                  1993-10
                  1993-12
                  1993-14
                  1994-2
                  1994-4, 1994-4FX AND 1994-4HK
                  1994-6
                  1994-8
                  1994-10
                  1994-12, 1994-12FX AND 1994-12HK
                  1995-1, 1995-1P AND 1995-1D
                  1996-1, 1996-1P AND 1996-1D
                  1997-2,
                  1997-2P AND 1997-2D
                  1997-4, 1997-4P AND 1997-4D
                  1997-6
                  1998-1, 1998-1P AND 1998-1D
                  1998-3, 1998-3P AND 1998-3D
                  1998-5, 1998-5P AND 1998-5D AND 1998-5P
                  1998-7, 1998-7P AND 1998-7D
                  1998-9, 1998-9P AND 1998-9D


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                       CITICORP MORTGAGE SECURITIES, INC.
                              (State Street Deals)

Series            1992-12
                  1992-13, 1992-13A AND 1992-13B
                  1992-14
                  1992-15, 1992-15FX AND 1992-15HK
                  1992-16
                  1992-17
                  1992-18
                  1992-19
                  1993-1
                  1993-3, 1993-3FX AND 1993-3HK
                  1993-5
                  1993-7
                  1993-9
                  1993-11, 1993-11FX AND 1993-11HK
                  1993-13, 1993-13FX AND 1993-13HK
                  1994-1
                  1994-3
                  1994-5
                  1994-7
                  1994-9
                  1994-11
                  1994-13
                  1995-2, 1995-2P AND 1995-2D
                  1995-3, 1995-3P AND 1995-3D
                  1997-1, 1997-1P AND 1997-1D
                  1997-3, 1997-3P AND 1997-3D
                  1997-5, 1997-5P AND 1997-5D
                  1997-7, 1997-7P AND 1997-7D
                  1998-2, 1998-2P AND 1998-2D
                  1998-4, 1998-4P AND 1998-4D
                  1998-6, 1998-6P AND 1998-6D
                  1998-8, 1998-8P AND 1998-8D
                  1998-10, 1998-10P AND 1998-10D